UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): October 1, 2008
WILLIS HRH, INC.

(Exact name of registrant as specified in its charter)
Virginia
(Jurisdiction of incorporation or organization)

0-15981 (Commission file number)	54-1194795 (I.R.S. Employer Identification No.)
c/o Willis Group Holdings Limited
One World Financial Center
200 Liberty Street
New York, NY 10281
(Address of principal executive offices)
(212) 915-8899
(Registrant’s telephone number, including area code)
Hilb Rogal & Hobbs Company
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.
     On October 1, 2008, Willis Group Holdings Limited (“Willis”) completed its previously announced acquisition of Hilb Rogal & Hobbs Company (“HRH”) pursuant to the terms of the Agreement and Plan of Merger, dated as of June 7, 2008 (the “Merger Agreement”), by and among Willis, Willis HRH, Inc. (f/k/a Hermes Acquisition Corp.), a wholly owned subsidiary of Willis (“Merger Sub”), and HRH. In accordance with the terms of the Merger Agreement, HRH was merged with and into Merger Sub (the “Merger”), with Merger Sub continuing as a wholly owned subsidiary of Willis. As of the effective time of the Merger, each share of common stock, no par value, of HRH (the “HRH Common Stock”), issued and outstanding immediately prior to the effective time of the Merger was automatically converted into the right to receive, at the election of each HRH shareholder, consideration in the form of cash or shares of Willis common stock, par value $0.000115 per share (the “Willis Common Stock”), plus cash in lieu of fractional shares and subject to potential proration and adjustment if either form of consideration was oversubscribed.
     The value of the per share consideration payable in connection with the Merger was based on the average closing sales price per share of Willis Common Stock for the ten-trading day period ending on the second full trading day prior to the effective time of the Merger (such average price is referred to as the “Average Willis Share Price”). Based on the Average Willis Share Price of $31.70, the value of the cash consideration per share of HRH Common Stock for which a valid cash election was made is equal to $46.00 and the value of the stock consideration per share of HRH Common Stock for which a valid stock election was made is 1.4510 shares of Willis Common Stock, which is equal to the cash consideration per share divided by the Average Willis Share Price.
     Prior to the Merger, HRH Common Stock was registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and traded on the New York Stock Exchange (the “NYSE”). As a result of the Merger, HRH no longer meets the listing requirements of NYSE. HRH requested that the NYSE file with the Securities and Exchange Commission (the “SEC”) an application on Form 25 to report that shares of HRH Common Stock are no longer listed on NYSE. HRH will file a Form 15 with the Securities and Exchange Commission to terminate the registration of its common stock under the Exchange Act. Trading of HRH Common Stock on NYSE was suspended as of the opening of trading on October 2, 2008.
     The issuance of Willis Common Stock in connection with the Merger, as described above, was registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a registration statement on Form S-4 (File No. 333-152560), filed with the SEC on July 25, 2008, amended by Amendment No. 1 thereto and declared effective on August 26, 2008 (the “Form S-4”). The proxy statement/prospectus (the “Proxy Statement/Prospectus”) included in the Form S-4 contains additional information about the Merger and the related transactions. Additional information about the Merger is also contained in Current Reports on Form 8-K filed by Willis and by HRH and incorporated by reference into the Proxy Statement/Prospectus.
     In addition, the Merger was financed in part with the proceeds of approximately $1.525 billion of borrowings under certain credit facilities entered into by Willis and Willis North America, Inc. on October 1, 2008.
     This description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which was attached as Exhibit 2.1 to the Current Report on Form 8-K filed by Willis on June 12, 2008 and is incorporated herein by reference.
Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
     Prior to the Merger, HRH Common Stock was registered pursuant to Section 12(b) of the Exchange Act, and traded on the New York Stock Exchange (the “NYSE”). On October 1, 2008, HRH notified the NYSE of the effectiveness of the Merger. As a result of the Merger, HRH no longer meets the listing requirements of NYSE. HRH also notified NYSE that the cash consideration per share of HRH Common Stock for which a valid cash election was made is equal to $46. The stock consideration per share of HRH Common Stock for which a valid stock election was made is 1.4510 shares of Willis Common Stock, which is equal to the cash consideration per share divided by the Average Willis Share Price. HRH also requested that NYSE file with the SEC an application on Form 25 to report that shares of HRH Common Stock are no longer listed on NYSE. HRH will file a Form 15 with the SEC to terminate the registration of its common stock under the Exchange Act. Trading of HRH Common Stock on NYSE was suspended as of the opening of trading on October 2, 2008.
Item 3.03 Material Modification to Rights of Security Holders.
     Pursuant to the Merger Agreement, as of the effective time of the Merger, each share of HRH Common Stock, issued and outstanding immediately prior to the effective time of the Merger was converted into the right to receive, at the election of each HRH shareholder, consideration in the form of cash or Willis Common Stock, plus cash in lieu of fractional shares (subject to potential proration and adjustment if either form of consideration was oversubscribed). The value of the per share consideration payable in connection with the Merger was based on the Average Willis Share Price. Based on the Average Willis Share Price of $31.70, the value of the cash consideration per share of HRH Common Stock for which a valid cash election was made is equal to $46.00 and the value of the stock consideration per share of HRH Common Stock for which a valid stock election was made is 1.4510 shares of Willis Common Stock, which is equal to the cash consideration per share divided by the Average Willis Share Price.
Item 5.01 Changes in Control of Registrant.
          On October 1, 2008, Willis completed the acquisition of HRH, through the merger of HRH with and into Merger Sub, pursuant to the Merger Agreement, by and among Willis, Merger Sub, and HRH.
          Pursuant to the Merger Agreement, as of the effective time of the Merger, each share of HRH Common Stock, issued and outstanding immediately prior to the effective time of the Merger was converted into the right to receive, at the election of each HRH shareholder, consideration in the form of cash or Willis Common Stock, plus cash in lieu of fractional shares. The cash consideration per share of HRH Common Stock for which a valid cash election was made is equal to $46.00. The stock consideration per share of HRH Common Stock for which a valid stock election was made is 1.4510 shares of Willis Common Stock, which is equal to the cash consideration per share divided by the Average Willis Share Price. The cash and stock consideration payable in the Merger was subject to proration and adjustment if either the cash or stock election was oversubscribed.
          In connection with its acquisition of HRH, on October 1, 2008, Willis along with its wholly owned subsidiary, Willis North America Inc., entered into two new credit facilities: (i) a five-year facility providing for loans of up to $1,000 million consisting of a $15 million US dollar revolving credit facility, a $285 million multicurrency revolving credit facility and a $700 million multiple draw term loan facility (the “Five-Year Credit Facility”) and (ii) a 364-day $1,000 million senior term loan (the “364-Day Credit Facility” and together with the Five-Year Credit Facility, the “Credit Facilities”). The terms of the new credit facilities are set forth in two separate agreements, as follows: (i) the Credit Agreement, dated as of October 1, 2008 (the “Five-Year Credit Agreement”), among Willis North America Inc., Willis Group Holdings Limited, the Lenders party thereto, Bank of America, N.A., as Administrative Agent and Swing Line Lender and Bank of America Securities LLC, as Administrative Agent and Sole Lead Arranger and (ii) the 364-Day Credit Agreement, dated as of October 1, 2008 (the “364-Day Credit Agreement”), among Willis North America Inc., Willis Group Holdings Limited, the Lenders party thereto and Bank of America Securities LLC, as Administrative Agent and Sole Lead Arranger. Proceeds of the loans under the Credit Facilities can be used to finance, in part, the acquisition of HRH, and to pay fees and expenses in connection therewith, to refinance certain existing indebtedness of HRH and Willis and, in the case of the Five-Year Credit Facility, for the purpose of making certain permitted repurchases of Willis Common Stock or repaying the existing indebtedness of Willis and its subsidiaries.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
          Effective upon the closing of the Merger, each of the following members of the board of directors of HRH resigned from the board of directors of HRH and all committees thereof, as applicable: Robert W. Fiondella, Robert H. Hilb, Julious P. Smith, Jr., Martin L. Vaughan, III, Julie A. Beck, Anthony F. Markel, Scott R. Royster, Warren M. Thompson, Theodore L. Chandler, Jr., and Robert S. Ukrop.
Item 5.03 Amendments to the Articles of Incorporation or Bylaws, Change in Fiscal Year.
          Pursuant to the Merger Agreement, at the effective time of the Merger, HRH merged with and into Merger Sub, with Merger Sub continuing as the surviving corporation in the Merger. Merger Sub is governed by the Articles of Incorporation, as amended by the Articles of Amendment to the Articles of Incorporation, dated September 30, 2008, and the Bylaws of Merger Sub, as attached hereto as Exhibits 3.1, 3.2 and 3.3, respectively, and incorporated herein by reference. On October 3, 2008, Articles of Amendment to the Articles of Incorporation of Merger Sub were filed, changing the name of Merger Sub to Willis HRH, Inc. A copy of the Articles of Amendment to the Articles of Incorporation of Merger Sub is attached hereto as Exhibit 3.4 and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits

Exhibit No.	Description
3.1	Articles of Incorporation of Willis HRH, Inc. (f/k/a Hermes Acquisition Corp.)

3.2	Articles of Amendment of Articles of Incorporation of Willis HRH, Inc. (f/k/a Hermes Acquisition Corp.), dated September 30, 2008

3.3	Bylaws of Willis HRH, Inc. (f/k/a Hermes Acquisition Corp.)

3.4	Articles of Amendment of Articles of Incorporation of Willis HRH, Inc. (f/k/a Hermes Acquisition Corp.), dated October 1, 2008

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILLIS HRH, INC.
By:	/s/ Adam G. Ciongoli
	Name:	Adam G. Ciongoli
	Title:	Secretary

Date: October 7, 2008

EXHIBIT INDEX

Exhibit No.	Description
3.1	Articles of Incorporation of Willis HRH, Inc. (f/k/a Hermes Acquisition Corp.)

3.2	Articles of Amendment of Articles of Incorporation of Willis HRH, Inc. (f/k/a Hermes Acquisition Corp.), dated September 30, 2008

3.3	Bylaws of Willis HRH, Inc. (f/k/a Hermes Acquisition Corp.)

3.4	Articles of Amendment of Articles of Incorporation of Willis HRH, Inc. (f/k/a Hermes Acquisition Corp.), dated October 1, 2008